UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
______________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
______________________

Date of Report (Date of earliest event reported):  January 4, 2010

Oreon Rental Corporation
(Exact Name of Registrant as Specified in its Charter)

Nevada	333-156077	98-0599151
(State of Incorporation)	(Commission File Number)	(IRS employer identification no.)

3102 Maple Avenue, Suite 400, Dallas, Texas 75201
 (Address of Principal Executive Offices)

Registrant’s Telephone Number, Including Area Code:   (214) 556-5992

Business Filings Incorporated
6100 Neil Road, Suite 500
Reno, Nevada  89511
(608) 827-5300
(name, address, including zip code, and telephone number,
including area code, of agent for service)

1 Staryi Rynok Street, Suite 41, Ternopil, Ukraine 282001
(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective January 4, 2010,  Dzvenyslava Protskiv resigned from her positions as President, Treasurer, and the sole member of the Board of Directors of Oreon Rental Corporation, a Nevada corporation (“Oreon”). To the knowledge of the executive officers of Oreon, Ms. Protskiv’s resignation was not due to any disagreement with Oreon on any matter relating to the operations, policies or practices of Oreon.

The shareholders owning at least a majority of the issued and outstanding shares of Common Stock of Oreon accepted Ms. Protskiv’s resignation and elected Alvaro Vollmers to serve as her replacement as the sole director of Oreon, effective on January 4, 2010. Mr. Vollmers subsequently appointed himself to serve as the President, Treasurer, and Secretary of Oreon, and removed any other officers of Oreon, effective as of January 4, 2010.

Since April 2009,  Mr.Vollmer has served as President and CEO of Bald Eagle Energy, Inc. , a Nevada corporation (“Bald Eagle”), which is currently traded in the pink sheets.  Mr. Vollmers has served as the CFO of Bald Eagle since March 2008.  Mr. Vollmers has served as a member of the Board of Directors of Bald Eagle since April 1, 2008.  Mr. Vollmers holds a Master of Business Administration degree from the London Business School.  From August 2004 to July 2006, Mr. Vollmers worked as a project management consultant, project manager and project management supervisor at the Ministry of Economy and Finance for the Republic of Peru.  His tasks included the supervision of two project managers who were in charge of the financial and operation management of various multi-sector technical assistance projects.  These projects were partially financed by the World Bank, the Inter-American Development Bank and the Japan Social Development Fund.  From July 2006 to July 2007, Mr. Vollmers served as manager in charge of marine and aviation insurance at Pacifico Seguros.  Since July 2007, Mr. Vollmers has acted as an independent consultant for various businesses.

Mr. Vollmers is not participating in any employee compensation plans, nor is he currently drawing a salary or receiving any other payments for serving as an officer and director of Oreon.  However, Oreon anticipates that it may institute a mutually acceptable compensation package for Mr. Vollmers at some point in the future.

Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As authorized by Article X.02 of the Bylaws of the Oreon, the sole director amended Article III of the Bylaws in a written consent executed by the sole director in lieu of a special meeting.

The amended Article III provides that any corporate action required under the Articles of Incorporation, the Bylaws, or the laws of its state of formation to be voted on or approved at a duly called meeting of the Directors or shareholders may be accomplished without a meeting if a written memorandum of the respective Directors or shareholders, setting forth the action so taken, is signed by a majority of the Directors or the shareholders holding not less than the minimum number of votes that would be necessary to authorize or take such action, as the case may be.  The amendment was made effective as of January 4, 2010.

Previously, Article III required that any corporate action required under the Articles of Incorporation, the Bylaws, or the laws of its state of formation to be voted on or approved at a duly called meeting of the Directors or shareholders could be accomplished without a meeting if a written memorandum of the respective Directors or shareholders, setting forth the action so taken, was signed by all of the Directors or shareholders, as the case may be.

Item 9.01    Financial Statements and Exhibits.

Exhibit 3.1 – Text of Amendment to Article III of the Bylaws of Oreon Rental Corporation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 6, 2010	OREON RENTAL CORPORATION

	By:	/s/ Alvaro Vollmers
President